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                                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE


              THE KNOT REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS


Revenue grows by 41% and net loss is reduced by 92% compared to 2002.

NEW YORK, NY (May 13, 2003) - The Knot, Inc. (OTCBB:KNOT.OB, www.theknot.com), the nation's leading wedding resource, today reported financial results for its first quarter ended March 31, 2003.

FIRST QUARTER 2003 RESULTS
The Knot reported net revenues of $8.7 million for the first quarter of 2003, an increase of 41% from net revenues of $6.1 million for the comparable prior year quarter. National and local online advertising more than doubled to $2.9 million, and merchandise and publishing revenue increased by 23% and 15%, respectively.

The Knot also reported a net loss for the first quarter of 2003 of $195,000, or $0.01 per basic and diluted share, as compared to a net loss of $2.5 million, or $0.15 per basic and diluted share, in the first quarter of 2002. Total operating expenses for the first quarter were $5.9 million, a slight decrease from the $6.2 million incurred in the prior year.

"The pattern of performance and growth that we established last year continues into 2003 with an emphasis on expanding The Knot brand and increasing the products and services that we offer", said David Liu, CEO of The Knot. "Our results this quarter reflect the strength of our business model, and we look forward to the balance of 2003 with confidence in our ability to further enhance our leadership position in the bridal market".

THE KNOT'S RECENT HIGHLIGHTS

The Knot began 2003 with two significant announcements - the extension of its agreement with MSN and the extension of its longstanding relationship with America Online, Inc. With long-term presence through these leading online distribution partners solidly in place, The Knot can continue to focus its efforts on offline avenues for brand distribution.

In April, The Knot announced that it teamed up with "The View," ABC Daytime's popular talk and entertainment program, to bring to life the fantasy weddings of the show's famed co-hosts: Barbara Walters, Meredith Vieira, Star Jones, and Joy Behar. Every Thursday from April 24 through May 15, Carley Roney, co-founder and Editor-in-Chief of The Knot, walked them through their very own fantasy weddings, from the engagement rings to the wedding cakes of their dreams.

In addition, The Knot continues to leverage its existing technology and creative talents with the launch of Prom Spot (www.promspot.com), the first and only all-in-one prom and party-planning site of its kind on the World Wide Web. Just in time for prom-planning season, the nation's millions of potential prom-goers can now turn to PromSpot.com for the biggest prom dress finder, prom planning to-dos and how-tos, savvy articles, message boards, plus fun quizzes and polls on all things prom.

ABOUT THE KNOT INC.

The Knot Inc. (OTCBB: KNOT; www.theknot.com; AOL keyword: weddings) is one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools, and resources. Its award-winning website, TheKnot.com, is the leading online wedding destination and wedding content provider to America Online, MSN and Yahoo!.

The Knot also offers a diverse collection of wedding-planning print publications. The Knot produces a national publication, The Knot Magazine, and, through its subsidiary Weddingpages, Inc., publishes WEDDINGPAGES, regional wedding magazines covering more than 20 U.S. markets. In addition, the Company publishes a wedding-planning book trilogy with Random House's Broadway Books and a gift book series with Chronicle Books. The Knot is based in New York and has several other offices across the country.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projection and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.


IR Contact:
Heidi Dillmann
The Knot Inc.
212-219-8555 x. 1128
ir@theknot.com
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                                               The Knot Inc.
                                        Consolidated Balance Sheets
                                               (in thousands)

                                                             March 31,               December 31,
                                                                2003                     2002
                                                      -------------------------------------------------
                                                            (Unaudited)               (Audited)
   Assets
   Current assets:
     Cash and cash equivalents                                  $9,413                  $9,306
     Restricted cash                                               253                     252
     Accounts receivable, net                                    3,771                   4,791
     Inventories                                                 1,493                   1,292
     Deferred production and marketing costs                       206                     444
     Other current assets                                          741                     556
                                                            -----------------------------------
   Total current assets                                         15,877                  16,641

   Property and equipment, net                                   1,974                   1,948

   Intangible assets, net                                        8,809                   8,834
   Other assets                                                    347                     352
                                                            -----------------------------------
   Total assets                                                $27,007                 $27,775
                                                            ===================================

   Liabilities and stockholders' equity
   Current liabilities:
     Accounts payable and accrued expenses                      $4,883                  $5,113
     Notes payable                                                   -                       -
     Deferred revenue                                            5,489                   5,827
     Current portion of long-term debt                              76                     138
                                                            -----------------------------------
   Total current liabilities                                    10,448                  11,078
   Long term debt                                                  235                     235
   Other liabilities                                               474                     445
                                                            -----------------------------------
   Total liabilities                                            11,157                  11,758

   Stockholders' equity:
         Common stock                                              184                     184
         Additional paid-in-capital                             64,400                  64,400
         Deferred compensation                                     (27)                    (55)
         Accumulated deficit                                   (48,707)                (48,512)
                                                            -----------------------------------
   Total stockholders' equity                                   15,850                  16,017
                                                            -----------------------------------
   Total liabilities and stockholders' equity                  $27,007                 $27,775
                                                            ===================================
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                                             The Knot Inc.
                                 Consolidated Statements of Operations
                               (in thousands, except per share amounts)

                                                                       Three months ended
                                                                           March 31,
                                                            ---------------------------------------
                                                                  2003                2002
                                                            ---------------------------------------
                                                               (Unaudited)         (Unaudited)
Net revenues:
Sponsorship and advertising                                      $2,859             $1,313
Merchandise                                                       3,777              3,061
Publishing and other                                              2,029              1,758
                                                            --------------------------------
Total net revenues                                                8,665              6,132
Cost of revenues                                                  2,930              2,392
                                                            --------------------------------
Gross profit                                                      5,735              3,740

Operating expenses:
Product and content development                                   1,072              1,034
Sales and marketing                                               2,862              2,615
General and administrative                                        1,739              2,038
Non-cash compensation                                                20                 54
Non-cash sales and marketing                                          -                163
Depreciation and amortization                                       253                342
                                                            ---------------------------------
Total operating expenses                                          5,946              6,246

Loss from operations                                               (211)            (2,506)

Interest income, net                                                 16                 15
                                                            ---------------------------------

Net loss                                                          ($195)           ($2,491)
                                                            =================================

Loss per share - basic and diluted:                              ($0.01)            ($0.15)
                                                            =================================

Weighted average number of shares
   used in calculating basic and diluted
   loss per share                                            18,394,233         16,540,836
                                                            =================================

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